Exhibit 4.7

AMENDMENT TO

THE WESTERN DIGITAL CORPORATION 401(K) PLAN

Effective January 1, 2013, and except as otherwise specified herein, the Western Digital Corporation 401(k) Plan (hereinafter referred to as the “Plan”) is hereby amended as provided herein.

WHEREAS, Western Digital Corporation (hereinafter referred to as the “Employer”) heretofore adopted the Plan effective January 1, 2010; and

WHEREAS, the Plan consists of the Accudraft Prototype Defined Contribution Retirement Plan, Basic Plan Number #01 (hereinafter referred to as the “Basic Plan Document”) and the Accudraft 401(k) Non Standardized Prototype Adoption Agreement #002 (hereinafter referred to as the “Adoption Agreement”); and

WHEREAS, the Basic Plan Document provides that the Employer may change the choice of options in the Adoption Agreement at any time; and

WHEREAS, the Employer desires to change the options in the Adoption Agreement as provided herein;

NOW, THEREFORE, the Plan is hereby amended as follows:

First Change

Section 8.1(b) and Section 8.1(d) of the Adoption Agreement, Rollover Contributions, is hereby deleted in its entirety and shall hereafter read as follows:

(b) Rollover Contributions will be accepted from the following types of plans: (check any that apply)

☒	Code §401(a) plans (qualified retirement plans)

☐	Code §403(a) plans (qualified annuity plans)

☒	Code §403(b) plans (annuities purchased by a Code §501(c)(3) organization and certain educational institutions)

☒	Code §408(a) plans (individual retirement accounts)

☒	Code §408(b) plans (individual retirement annuities)

☒	Code §457(b) plans (governmental only)

(d) Rollover Contributions can be withdrawn from the Plan: (check one)

☒	At any time

☐	Annually on a date set by the Administrator

☐	Semi-annually on dates set by the Administrator

☐	Quarterly on dates set by the Administrator

☐	Monthly on dates set by the Administrator

☐	Only upon Termination of Employment and only at the time selected in Section 15.5(f) of the Adoption Agreement

Second Change

Section 15.1 of the Adoption Agreement, Normal Form of Distribution for Distributions Other than Death Benefits, is hereby deleted in its entirety and shall hereafter read as follows:

15.1	Normal Form of Distribution for Distributions Other Than Death Benefits. The benefit payable to a participant who terminates Employment with the Employer for reasons other than death will be distributed in the manner selected below.

(a)	☒ Lump Sum Payment < ☒ and the Optional Forms of Distribution are: (check all that apply) >

☒	Installment payments

☒	Partial payments as requested from time to time by the Participant

☐	Any form of annuity which can be purchased from an insurance company (subject to QJSA rules)

(b)	☐ Installment Payments < ☐ and the Optional Forms of Distribution are: (check all that apply) >

☐	A lump sum payment

☐	Partial Payments as requested from time to time by the Participant

☐	Any form of annuity which can be purchased from an insurance company (subject to QJSA rules)

(c)	☐ Qualified Joint and Survivor Annuity < ☐ and the Optional Forms of Distribution are: (check all that apply)>

☐	A lump sum payment

☐	Installment payments

☐	Partial payments as requested from time to time by the Participant

☐	Any other form of annuity which can be purchased from and insurance company

Third Change

Section 15.4(a) of the Adoption Agreement, Form of distribution (other than a required QPSA), is hereby deleted in its entirety and shall hereafter read as follows:

15.4(a) Form of distribution (other than a required QPSA). A Beneficiary can elect to have a death benefit (other than a QPSA) to which he or she is entitled distributed in the following manner: (check all that apply)

☒	In a lump sum payment

☒	In installment payments (if elected by the beneficiary)

☒	In partial payments as requested from time to time by the Beneficiary

☐	Any form of annuity which can be purchased from an insurance company (subject to QPSA rules)

Fourth Change

Section 15.7 of the Adoption Agreement, In-Service Distributions, is hereby deleted in its entirety and shall hereafter read as follows:

15.7 ☒ In-Service Distributions. Distributions may be made to a Participant <☐ who is a NHCE > while he or she is still employed by the Employer as selected below.

(a) ☒ Distributions to Participants Still Employed After Normal Retirement Age. Subject to Section 4.2 of the Basic Plan, a Participant who has reached Normal Retirement Age but has not Terminated Employment with the Employer can withdraw all or any portion of his or her Vested Aggregate Account balance.

(b) ☒ Distributions to Participants Still Employed Before Normal Retirement Age. Subject to Section 5.17 of the Basic Plan, a Participant who has not reached Normal Retirement Age and has not Terminated Employment with the Employer can withdraw all or any portion of his or her Vested Interest in the account or accounts selected below.

(1)	Elective Deferral, QMAC/QNEC Accounts and ADP Safe Harbor Contribution Accounts. A Participant who has reached Age 59 1/2 (at least 591/2) can withdraw all or a portion of his or her: (check all that apply)

☒	Elective Deferral Account

☒	Qualified Matching Contribution Account

☒	Qualified Non-Elective Contribution Account

☐	ADP Safe Harbor Contribution Account

(2)	Non-Safe Harbor Matching Contribution Accounts, Non-Safe Harbor Non-Elective Contribution Accounts and ACP Safe Harbor Contribution Accounts. A Participant who has satisfied the conditions selected in subparagraph (3) below can withdraw all or a portion of his or her: (check all that apply)

☒	Vested Non-Safe Harbor Matching Contribution Account

☒	Vested Non-Safe Harbor Non-Elective Contribution Account

☐	Vested ACP Safe Harbor Contribution Account

(3)	Conditions for Withdrawals Under Subparagraph (2). A Participant must satisfy the conditions selected below in order to make a withdrawal as selected in subparagraph (2) above. (check all that apply)

☐	The Participant must have a 100% Vested Interest in the account

☒	The Participant must have reached Age 59 1/2

☐	The Participant must have been a Participant for at least 5 years

☐	The amount being distributed must have accumulated in the account for at least 2 years

☐	Other

Fifth Change

The Match Addendum to the Adoption Agreement is hereby deleted in its entirety and shall hereafter read as follows:

Item 1: Non-Safe Harbor Matching Contributions Section 6.1(c), Allocation Requirements

As of the last day of a contribution cycle, the Employer shall make a Non-Safe Harbor Matching Contribution on behalf of each “Benefiting Participant,” who is an Eligible Employee of such Employer. A Non-Safe Harbor Matching Contribution on behalf of a Benefiting Participant shall be in an amount equal to fifty percent (50%) of the Benefiting Participant’s Elective Deferrals for the contribution cycle which do not exceed five percent (5%) of the Benefiting Participant’s Compensation for the contribution cycle, provided, however, that each Benefiting Participant shall receive a “Minimum Annual Non-Safe Harbor Matching Contribution” equal to 50% of the first $4,000 of the Benefiting Participant’s Elective Deferrals for the Plan Year, provided further, however, that each Benefiting Participant whose Elective Deferrals for a Plan Year equal or exceed five percent (5%) of Compensation (subject to the Code §401(a)(17) Compensation Limit) for the Plan Year shall also receive a “Minimum Annual Non-Safe Harbor Matching Contribution” equal to two and one-half percent (2.5%) of Compensation (subject to the Code §401(a)(17) Compensation Limit).

Any contribution necessary to provide a Benefiting Participant with the Minimum Annual Non-Safe Harbor Matching Contribution shall be treated as a Non-Safe Harbor Matching Contribution for all purposes under this Plan. For avoidance of doubt, any Participant who is a Benefiting Participant for a Non-Safe Harbor Matching Contribution with respect to any contribution cycle in a Plan Year shall be a Benefiting Participant for purposes of the Minimum Annual Non-Safe Harbor Matching Contribution, if applicable to such Benefiting Participant, for such Plan Year.

In all other respects, the Plan is hereby ratified and affirmed.

IN WITNESS WHEREOF, and as evidence of its adoption of this amendment to the Western Digital Corporation 401(k) Plan, the Employer has caused this document to be executed by its duly authorized officers.

Western Digital Corporation

Witness:	/s/ Jason Bibelheimer	By:	/s/ Jackie Demaria
Print Name: Jason Bibelheimer		Print Name: Jackie Demaria
		Title:	SVP, HR
		Date:	11/29/2012

WESTERN DIGITAL CORPORATION 401(K) PLAN

ADDENDUM

Item 1: Non-Safe Harbor Matching Contributions Section 6.1(c), Allocation Requirements

As of the last day of a contribution cycle, the Employer shall make a Non-Safe Harbor Matching Contribution on behalf of each “Benefiting Participant,” who is an Eligible Employee of such Employer. A Non-Safe Harbor Matching Contribution on behalf of a Benefiting Participant shall be in an amount equal to fifty percent (50%) of the Benefiting Participant’s Elective Deferrals for the contribution cycle which do not exceed five percent (5%) of the Benefiting Participant’s Compensation for the contribution cycle, provided, however, that each Benefiting Participant shall receive a “Minimum Annual Non-Safe Harbor Matching Contribution” equal to 50% of the first $4,000 of the Benefiting Participant’s Elective Deferrals for the Plan Year, provided further, however that each Benefiting Participant whose Elective Deferrals for a Plan Year equal or exceed five percent (5%) of Compensation (subject to the Code §401(a)(17) Compensation Limit) for the Plan Year shall also receive a “Minimum Annual Non-Safe Harbor Matching Contribution” equal to two and one-half percent (2.5%) of Compensation (subject to the Code §401(a)(17) Compensation Limit).

Any contribution necessary to provide a Benefiting Participant with the Minimum Annual Non-Safe Harbor Matching Contribution shall be treated as a Non-Safe Harbor Matching Contribution for all purposes under this Plan. For avoidance of doubt, any Participant who is a Benefiting Participant for a Non-Safe Harbor Matching Contribution with respect to any contribution cycle in a Plan Year shall be a Benefiting Participant for purposes of the Minimum Annual Non-Safe Harbor Matching Contribution, if applicable to such Benefiting Participant, for such Plan Year.

Signature of the Plan Sponsor:

By:	/s/ Jackie Demaria	Title:	SVP, HR
Print Name: Jackie Demaria		Date:	11/29/2012